Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT
-----------------------------


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-22861 of General Semiconductor, Inc. on Form S-8 of our report dated January 28, 1998, appearing in the Annual Report on Form 10-K of General Semiconductor, Inc. for the year ended December 31, 1997.




/S/DELOITTE & TOUCHE LLP


Jericho, New York
July 17, 1998